Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2021

BOSTON, MA (April 28, 2021) – Brightcove Inc. (Nasdaq: BCOV), the global leader in video for business, today announced financial results for the first quarter ended March 31, 2021.

“Brightcove’s performance in the first quarter further demonstrates that our strategy is working, highlighted by double-digit subscription revenue growth and our best-ever adjusted EBITDA margin,” said Jeff Ray, Brightcove’s Chief Executive Officer. “The proliferation of video is changing the way enterprises, media organizations, and content creators work. Customers choose Brightcove because our video platform provides the reliability, scalability, and security they need to meet multiple critical business challenges. Our investments in innovation and go-to-market are creating greater value for customers and positioning us to deliver on our long-term financial targets.”

First Quarter 2021 Financial Highlights:

•

Revenue for the first quarter of 2021 was $54.8 million, an increase of 18% compared to $46.7 million for the first quarter of 2020. Subscription and support revenue was $50.8 million, an increase of 14% compared to $44.7 million for the first quarter of 2020.

•

Gross profit for the first quarter of 2021 was $35.6 million, representing a gross margin of 65% compared to a gross profit of $28.0 million and 60% for the first quarter of 2020. Non-GAAP gross profit for the first quarter of 2021 was $36.2 million, representing a non-GAAP gross margin of 66%, compared to a non-GAAP gross profit of $28.8 million and 62% for the first quarter of 2020. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Income from operations was $6.1 million for the first quarter of 2021, compared to a loss of $7.1 million for the first quarter of 2020. Non-GAAP operating income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $7.2 million for the first quarter of 2021, compared to non-GAAP operating income of $2.3 million during the first quarter of 2020.

•

Net income was $5.1 million, or $0.12 per diluted share, for the first quarter of 2021. This compares to a net loss of $7.9 million, or a loss of $0.20 per diluted share, for the first quarter of 2020. Non-GAAP net income, which excludes stock-based compensation expense, restructuring, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $6.2 million for the first quarter of 2021, or $0.15 per diluted share, compared to non-GAAP net income of $1.5 million for the first quarter of 2020, or $0.04 per diluted share.

•

Adjusted EBITDA was $8.6 million for the first quarter of 2021, compared to adjusted EBITDA of $3.7 million for the first quarter of 2020. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, restructuring, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used by operations was $604 thousand for the first quarter for 2021, compared to cash flow provided by operations of $2.4 million for the first quarter of 2020.

•

Free cash flow was negative $2.1 million after the company invested $1.5 million in capital expenditures and capitalization of internal-use software during the first quarter of 2021. Free cash flow was negative $252,000 for the first quarter of 2020.

•	Cash and cash equivalents were $35.2 million as of March 31, 2021 compared to $37.5 million on December 31, 2020.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $97,000 in the first quarter of 2021, excluding starter customers who had average annualized revenue of $4,300 per customer. This compares to $84,600 in the comparable period in 2020.

•	Recurring dollar retention rate was 85% in the first quarter of 2021, versus our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,312 customers, of which 2,273 were premium.

•

New customers and customers who expanded their relationship during the first quarter include: Box, Inc., Giants Enterprises, LLC, Convenii, Outside Magazine, Akamai Technologies, GEDI Digital, Hagerty, Little League Baseball Incorporated, EMC Corp., Tver, Forbes, Entercom Communications and Kraft Heinz.

•

Launched Brightcove Virtual Events for Business, an intuitive, easy-to-use virtual event solution for highly repeatable, mid-sized events. Virtual Events for Business is a virtual event creation, marketing, and delivery platform designed to easily service the rapidly expanding number of events hosted by organizations. Many enterprises are planning for life after COVID and want to continue to maximize the extended reach they have achieved with virtual events over the past year and a half. Brightcove Virtual Events for Business makes it simple for enterprises to hold high volume, repeatable events to connect with audiences across all aspects of their organization.

•

Announced a partnership with L2, a solution provider for arts and cultural institutions. L2 will integrate Brightcove with Tessitura and Stripe to provide a seamless interface that enables cultural organizations to allow viewers to purchase and stream performances instantly.

Business Outlook

Based on information as of today, April 28, 2021, the Company is issuing the following financial guidance.

Second Quarter 2021:

•	Revenue is expected to be in the range of $49.5 million to $50.5 million, including approximately $2.7 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $1.0 million to $2.0 million, which excludes stock-based compensation of approximately $2.0 million and the amortization of acquired intangible assets of approximately $0.7 million.

•

Adjusted EBITDA is expected to be in the range of $2.4 million to $3.4 million, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.7 million, depreciation expense of approximately $1.3 million, and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.02 to $0.04, which excludes stock-based compensation of approximately $2.0 million, the amortization of acquired intangible assets of approximately $0.7 million, and assumes approximately 42.9 million weighted-average shares outstanding.

Full Year 2021:

•	Revenue is expected to be in the range of $211.0 million to $217.0 million, including approximately $12.5 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $20.0 million to $25.0 million, which excludes stock-based compensation of approximately $9.2 million, the amortization of acquired intangible assets of approximately $3.0 million and other (benefit) expense of ($2.0) million.

•

Adjusted EBITDA is expected to be in the range of $25.5 million to $30.5 million, which excludes stock-based compensation of approximately $9.2 million, the amortization of acquired intangible assets of approximately $3.0 million, depreciation expense of approximately $5.3 million, other (benefit) expense of approximately ($2.0) million, and other income/expense and the provision for income taxes of approximately $1.7 million.

•

Non-GAAP earnings per diluted share is expected to be $0.43 to $0.54, which excludes stock-based compensation of approximately $9.2 million, the amortization of acquired intangible assets of approximately $3.0 million, other (benefit) expense of ($2.0) million and assumes approximately 43.1 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, April 28, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13718674. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

When video is done right, it can have a powerful and lasting effect. Hearts open. Minds change. Creativity thrives. Since 2004, Brightcove has been helping customers discover and experience the incredible power of video through its award-winning technology, empowering organizations in more than 70 countries across the globe to touch audiences in bold and innovative ways.

Brightcove achieves this by developing technologies once thought impossible, providing customer support without parallel or excuses, and leveraging the expertise and resources of a global infrastructure. Video is the world’s most compelling, exciting medium. Visit www.brightcove.com. Video That Means Business.™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter and full year 2021, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; the timing and successful integration of the Ooyala acquisition; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, restructuring and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, restructuring and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$35,152	$37,472
Accounts receivable, net of allowance	30,594	29,305
Prepaid expenses and other current assets	22,668	18,738

Total current assets	88,414	85,515
Property and equipment, net	16,188	15,968
Operating lease right-of-use asset	7,722	8,699
Intangible assets, net	9,699	10,465
Goodwill	60,902	60,902
Other assets	6,143	5,254

Total assets	$189,068	$186,803

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,556	$10,456
Accrued expenses	21,119	25,397
Operating lease liability	3,615	4,346
Deferred revenue	58,889	58,741

Total current liabilities	95,179	98,940
Operating lease liability, net of current portion	4,625	5,498
Other liabilities	1,397	2,763

Total liabilities	101,201	107,201

Stockholders’ equity:
Common stock	40	40
Additional paid-in capital	290,403	287,059
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(397)	(188)
Accumulated deficit	(201,308)	(206,438)

Total stockholders’ equity	87,867	79,602

Total liabilities and stockholders’ equity	$189,068	$186,803

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
Revenue:
Subscription and support revenue	$50,839	$44,658
Professional services and other revenue	3,978	1,995

Total revenue	54,817	46,653
Cost of revenue: (1) (2)
Cost of subscription and support revenue	15,678	16,748
Cost of professional services and other revenue	3,490	1,894

Total cost of revenue	19,168	18,642

Gross profit	35,649	28,011

Operating expenses: (1) (2)
Research and development	8,284	8,853
Sales and marketing	16,149	14,174
General and administrative	7,059	6,532
Merger-related	—	5,509
Other (benefit) expense	(1,965)	—

Total operating expenses	29,527	35,068

Income (loss) from operations	6,122	(7,057)
Other (expense) income, net	(735)	(468)

Income (loss) before income taxes	5,387	(7,525)
Provision for income taxes	257	328

Net income (loss) before income taxes	$5,130	$(7,853)

Net (loss) income per share—basic and diluted
Basic	$0.13	$(0.20)
Diluted	0.12	(0.20)

Weighted-average shares—basic and diluted
Basic	40,154	38,981
Diluted	42,480	38,981

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$157	$190
Cost of professional services and other revenue	68	80
Research and development	322	440
Sales and marketing	737	911
General and administrative	1,008	997

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$335	$495
Sales and marketing	431	477

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
Operating activities	2021	2020
Net income (loss)	$5,130	$(7,853)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,163	2,408
Stock-based compensation	2,292	2,618
Provision for reserves on accounts receivable	71	275
Changes in assets and liabilities:
Accounts receivable	(1,585)	3,607
Prepaid expenses and other current assets	(1,390)	(1,843)
Other assets	(919)	195
Accounts payable	(425)	2,364
Accrued expenses	(5,797)	(2,264)
Operating leases	(626)	(34)
Deferred revenue	482	2,968

Net cash (used in) provided by operating activities	(604)	2,441

Investing activities
Purchases of property and equipment, net of returns	(468)	(720)
Capitalization of internal-use software costs	(1,054)	(1,973)

Net cash used in investing activities	(1,522)	(2,693)

Financing activities
Proceeds from exercise of stock options	1,095	36
Deferred acquisition payments	(475)	—
Proceeds from debt	—	10,000
Other financing activities	(87)	(26)

Net cash provided by financing activities	533	10,010

Effect of exchange rate changes on cash and cash equivalents	(727)	(428)

Net (decrease) increase in cash and cash equivalents	(2,320)	9,330
Cash and cash equivalents at beginning of period	37,472	22,759

Cash and cash equivalents at end of period	$35,152	$32,089

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020
GROSS PROFIT:
GAAP gross profit	$35,649	$28,011
Stock-based compensation expense	225	270
Amortization of acquired intangible assets	335	495

Non-GAAP gross profit	$36,209	$28,776

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$6,122	$(7,057)
Stock-based compensation expense	2,292	2,618
Amortization of acquired intangible assets	766	972
Merger-related	—	5,509
Restructuring	—	229
Other (benefit) expense	(1,965)	—

Non-GAAP income from operations	$7,215	$2,271

NET INCOME (LOSS):
GAAP net income (loss)	$5,130	$(7,853)
Stock-based compensation expense	2,292	2,618
Amortization of acquired intangible assets	766	972
Merger-related	—	5,509
Restructuring	—	229
Other (benefit) expense	(1,965)	—

Non-GAAP net income	$6,223	$1,475

GAAP diluted net income (loss) per share	$0.12	$(0.20)

Non-GAAP diluted net income per share	$0.15	$0.04

Shares used in computing GAAP diluted net income (loss) per share	40,154	38,981
Shares used in computing Non-GAAP diluted net income (loss) per share	42,480	39,449

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2021	2020
Net income (loss)	$5,130	$(7,853)
Other expense, net	735	468
Provision for income taxes	257	328
Depreciation and amortization	2,163	2,408
Stock-based compensation expense	2,292	2,618
Merger-related	—	5,509
Restructuring	—	229
Other (benefit) expense	(1,965)	—

Adjusted EBITDA	$8,612	$3,707